UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  February 28, 2007 (February 22, 2007)

Glimcher Realty Trust
(Exact name of Registrant as specified in its Charter)

Maryland	001-12482	31-1390518
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 East Gay Street, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (614) 621-9000

N/A
(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 22, 2007, Glimcher Realty Trust (the “Registrant”) and Mr. Philip G. Barach entered into a consulting agreement (the “Agreement”). Mr. Barach has served as a Class I Trustee on the Registrant’s Board of Trustees (the “Board”) since January 1994. Pursuant to the age limitations in the Registrant’s Corporate Governance Guidelines, Mr. Barach has not been nominated for re-election as a Class I Trustee at the Registrant’s 2007 Annual Meeting of Shareholders (the “Annual Meeting”) and accordingly is retiring from his service on the Board when his term expires at the Annual Meeting.

Under the Agreement, Mr. Barach will provide consulting services to the Registrant. The term of the Agreement shall commence on the day immediately following the earlier of: i) Mr. Barach’s resignation from the Board or ii) the expiration date of Mr. Barach’s current term as a Class I Trustee (the “Commencement Date”) and shall remain in force for a period of one (1) year after the Commencement Date (the “Term”). Under the Agreement, the Registrant shall pay Mr. Barach a consulting fee of $120,000 for consulting services provided under the Agreement which shall be paid as follows: (i) $60,000 that will be due and payable upon the first business day following the Commencement Date and (ii) and $60,000 which shall be due and payable in twelve (12) equal monthly installments of $5,000 each, beginning on the first business day of the month following the Commencement Date. Additionally, the Registrant shall reimburse Mr. Barach for all reasonable travel expenses incurred by him in rendering services under the Agreement. Upon execution of the Agreement, the Registrant paid Mr. Barach $14,000 for reimbursement of expenses incurred by Mr. Barach during his tenure to date as a Class I Trustee.

The Agreement may be terminated by either party, upon prior written notice, if a material breach or default occurs. The Registrant has the right to terminate the Agreement upon Mr. Barach’s death, incompetence, or for cause. In the event that the Registrant terminates the Agreement without cause, the Registrant shall pay Mr. Barach the payments described above until the end of the Term. In the event that the Registrant terminates the Agreement for cause, material breach, default, or Mr. Barach voluntarily terminates his services under the Agreement, then Mr. Barach shall not be entitled to payment of any compensation under the Agreement that may accrue after the effective date of the termination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Glimcher Realty Trust (Registrant)

Date: February 28, 2007	By:	/s/ Kim A. Rieck

Kim A. Rieck Senior Vice President, General Counsel & Secretary